UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 24, 2017
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

LabCorp® (NYSE: LH), a leading global life sciences company, announced today that the Federal Trade Commission had granted its request for early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, applicable to LabCorp’s acquisition of Chiltern International Group Limited (Chiltern). As previously announced, LabCorp entered into a definitive agreement with Chiltern’s shareholders to purchase Chiltern in an all-cash transaction valued at approximately $1.2 billion. The early termination of the waiting period under the HSR Act satisfies one of the conditions necessary for the closing of the pending acquisition. Closing of the acquisition remains subject to other customary closing conditions under the share purchase agreement entered into by LabCorp, Covance, Inc. and Galaxy (GP) Limited on July 29, 2017. The acquisition is expected to be closed on or around September 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

August 24, 2017